SONOS

September 10, 2018

Fellow Shareholders,

We are excited to share our results for the first time as a public company. Each quarter we expect to publish a shareholder letter that will provide an update on how we're making progress on our priorities, the financials from our most recent quarter and our financial outlook for the fiscal year. In addition, we expect to host a conference call each quarter to address key questions from the investment community.

Since our Q3 FY2018 results were at the high end of the preliminary ranges we provided in the Recent Developments section of our final prospectus filed in connection with the IPO, this quarter's letter affords us a good opportunity to highlight our financial strategy and provide an update on our progress against our five key growth strategies. We are focused on driving sustainable, profitable growth for the long-term. We have grown our revenue for 12 consecutive years and scaled to nearly $1 billion in annual revenue with only approximately $110 million of primary capital raised since inception (pre-IPO). We've done this by being long-term focused and responsible in how we invest. Given the nature of our business and the impact of seasonality and new product launches, we measure our financial progress on an annual basis, not a quarterly basis. We are focused on delivering a compound annual revenue growth rate of at least 10% and growing adjusted EBITDA at a compound annual growth rate of at least 20% over the coming years. We may not achieve these targets every fiscal year, but it is our long-term goal to do so.

We learned from our IPO roadshow that while many investors understand Sonos the product based on their own personal use, few understand Sonos the business. That's understandable given how unique Sonos is – we build high-quality products that last for years, make those products even better over time through software and benefit from a large installed customer base that continues to add products to their system over time. In fact, 38% of FY2017 product registrations were by customers adding another Sonos product to their home. These customers weren't replacing or upgrading an existing product but were adding another speaker or component to their system. It's the combination of our business model and attractive secular growth trends in paid streaming music, voice assistants and the connected home that set the stage for a compelling investment opportunity. We intend to execute five growth strategies to seize the market opportunity in front of us. Below is an update on our progress.



In June we announced Sonos Beam, the smart, compact soundbar for TV, music and more.

Launch New Products

Q3 FY2018 was an important quarter in terms of our "Launch New Products" growth strategy. We announced Sonos Beam, a three-in-one speaker: it plays home theater content from a television, streams content from more than 100 partners and allows voice control thanks to Amazon's Alexa voice assistant. We began shipping Beam to retailers toward the end of Q3 FY2018 and the product successfully launched on July 17th, 2018 (in Q4 FY2018). Although it's still early in Beam's life, media, retailer and customer feedback are in line with our expectations thus far.

Also toward this strategy, we recently announced Sonos Amp, our next-generation component product focused on meeting the needs of the custom installation and technology integrator channel. Amp delivers twice the power of its predecessor, plays sound from TVs in addition to music sources, incorporates AirPlay 2 and is designed to fit the component racks favored by most custom installers.



Last month we announced the all-new Sonos Amp.

Finally, we unveiled a partnership with Sonance to collaborate on a line of in-wall, in-ceiling and outdoor speakers that can be tuned with Sonos software and integrated seamlessly into the Sonos system.

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Sonos partnered with Tokyo-based retailer Beams to launch in Japan, the world's second largest music market.

Expand Globally

Shortly after Q3 FY2018 closed, we made progress on our "Expand Globally" strategy by launching in Japan, the second-largest music market in the world. We are enthusiastic about the opportunity in Japan due to the country's rich legacy of music and technology. We are entering the market with a focus on leveraging our sonos.com platform and relationships with two differentiated retail partners.

Accelerate Direct-to-Consumer

Our direct-to-consumer ("DTC") channel includes sonos.com, the Sonos app and our CRM platform. We intend to use these tools to educate prospective customers about Sonos benefits, drive revenue through our e-commerce platform and, ultimately, build direct, lasting relationship with customers. We are focused on accelerating the growth of our DTC channel because we believe premium brands must have a direct relationship with their customers. Sonos.com continues to be our fastest growing channel, with Q3 FY2018 revenue through the channel approximately 20% higher than in Q3 FY2017. Highlights of our recent efforts include the launch of product bundles and the expansion of our partnership with Enjoy to provide same-day installation services in several U.S. cities. We also improved our agility and shortened delivery windows by opening up a second U.S. distribution center located in Pennsylvania, allowing us to deliver approximately 40% of U.S. DTC orders in 1 day, 70% within 2 days and 99% within 3 days, at no additional cost to Sonos. Lastly, we have developed the capability to directly message our consumers through our mobile app to further customize their Sonos experience.


AirPlay 2

AirPlay 2 came to Sonos, allowing customers to stream sound directly from their iOS devices and use Siri to control music on their Sonos system.

Evolve the Platform

The Sonos platform includes our partner ecosystem and our software stack that powers the Sonos experience. In terms of our "Evolve the Platform" growth strategy, we made progress on two fronts. First, we made Apple's AirPlay 2 available on our more recent products through a software update. This allows customers to stream just about any sound from an iOS device to one of our AirPlay 2 compatible speakers. AirPlay 2 also unlocked another exciting feature for customers – the ability to use Siri to control the music on Sonos via an iOS device. Second, we unveiled a new set of control application programming interfaces ("APIs") that will make it easier than ever for partners to innovate on the Sonos platform and include Sonos in their smart home installations.

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Build the Brand

We are focused on building Sonos brand awareness to drive product consideration and customer conversion. It has been an incredible time for the Sonos brand. Our original spin on redesigning the Nasdaq bell extended our IPO story deep into cultural and mainstream media and earned us Creative Idea of the Week recognition from Ad Age. That followed on the heels of Beam launch which generated approximately 1,500 articles and overwhelmingly positive reviews. The second installment of the "You're Better Than This" campaign which focused on the foibles of home theater and smart speakers once again earned accolades as Ad of the Day and Ad of the Week. We continued to make noise with a regular stream of activations at our New York store. Highlights included a visit from Black Panther costume designer Ruth E. Carter and exclusive first listens only at Sonos with Death Cab for Cutie and Kamasi Washington. To get a taste of how we are positioning our brand on the leading edge of sonic culture, check out the Dazed x Sonos podcast series "Open House" where legendary artists like Neneh Cherry, Paul Simonon of the Clash and Johnny Marr of the Smiths talk about listening at home.



Our latest installment of the "You're Better Than This" campaign has helped move the needle, earning praise from Fast Company and The Drum.

We are pleased with the progress we are making against these growth strategies but are even more enthusiastic about the opportunities ahead.

Q3 FY2018 RESULTS (THREE MONTHS ENDED JUNE 30, 2018)

Revenue

Our Q3 FY2018 performance was at the high end of the preliminary ranges we provided in the Recent Developments section of our final prospectus filed in connection with the IPO. We sold 886,514 products, representing 11.4% growth year over year, and generated $208.4 million in revenue. Despite the double-digit percentage increase in products sold, revenue declined 6.6% compared to Q3 of FY2017. This dynamic between year-over-year product unit growth and year-over-year revenue decline can be caused by our new product launches and/or product mix. When we launch a new product, two things happen that can impact quarterly comparability: 1) initial new product channel fill can create higher revenue levels relative to a typical quarter; and, 2) although channels are typically filled two to six weeks before general availability, revenue is not recognized until the date of general availability, which can push revenue resulting from channel fill into one quarter, thus accentuating new product launch impact.

In Q3 FY2018, the largest driver impacting our year-over-year revenue decline was the Q3 FY2017 launch of our PLAYBASE product. PLAYBASE revenue was approximately $18 million lower in Q3 FY2018 than Q3 FY2017, the quarter in which PLAYBASE launched.

In addition to the product launch dynamics discussed above, overall product mix also impacted quarterly comparability. Our Q3 FY2018 product unit growth was driven by a 25% increase in wireless speaker products sold, and primarily by the Sonos One, a product launched in Q1 FY2018 which carries a $199 U.S. manufacturer's suggested retail price (U.S. MSRP). The decreasing share of the $699 U.S. MSRP PLAYBASE and increasing share of Sonos One further explains the difference between quarterly product unit growth and the decline in revenue, compared to Q3 FY2017.

In the nine months ended June 30, 2018 products sold increased 24.7% and revenue increased 11.0% compared to the nine months ended July 1, 2017. Wireless speakers are our largest product category and revenue grew 16.4% compared to the same period in FY2017, driven by the introduction of Sonos One in Q1 FY2018. Home theater speakers revenue increased 6.4% compared to the same period in FY2017, due in part to last

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year's PLAYBASE launch. Revenue from components sales were relatively flat year-to-date, which reflects the endurance of the installed solutions channel as these products were launched 10 years ago.

	Three Months Ended		Nine Months Ended	
(unaudited, in thousands)	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Wireless speakers	$93,867	$92,797	$453,185	$389,300
Home theater speakers	66,732	83,928	283,952	266,972
Components	42,283	44,160	113,530	114,007
Other	5,516	2,193	13,402	8,152
Total revenue	**$208,398**	**$223,078**	**$864,069**	**$778,431**

Gross Margin

Our Q3 FY2018 gross margin of 45.8% was 2.3 percentage points lower than Q3 FY2017, although it increased sequentially from Q2 FY2018 by 2.2 percentage points. The year-over-year reduction in gross margin is consistent with our investment in accelerating new product cadence. We launched Sonos One in Q1 FY2018 with gross margin below the average gross margin of our product portfolio, thereby diluting our overall gross margin. We have historically launched products below their long-term target gross margin and improved gross margin over time as we realize cost efficiencies and through the efforts of our Sustaining Engineering team to reduce per-unit production costs.

An additional driver of the year-over-year decline in gross margin was the reduction in the U.S. MSRP of our PLAY:1 and PLAY:3 products in Q1 FY2018. Historically, we have demonstrated long-term price stability as the majority of our products have maintained their U.S. MSRP for their entire lives. For example, the price of our CONNECT:AMP product has been maintained for over 10 years since inception. In fact, reducing the U.S. MSRP of PLAY:1 and PLAY:3 in Q1 FY2018 was the first time we have permanently reduced a product's U.S. MSRP. We reduced these prices to make room for Sonos One, with a U.S. MSRP of $199, and to ensure that we are delivering compelling relative value across the portfolio. We expect long-term price stability to be an enduring characteristic of our business.



Sonos One launched in Q1 FY2018 at U.S. MSRP of $199.

Operating Expenses

Our operating expenses in Q3 FY2018 were $117.1 million, representing 56.2% of revenue for the period. On a comparative basis, operating expenses declined $6.3 million compared to Q3 FY2017. This reduction was driven primarily by a $9.3 million decrease in sales and marketing expense.

During Q3 FY2018, we completed a reorganization to reduce management layers and increase efficiency. The most significant move was to combine our previously separate marketing and commercial organizations under our Chief Commercial Officer, Matthew Siegel. Matthew joined Sonos in September 2017 from Nike, where he led Digital Commerce. We expensed $4.5 million in one-time charges in Q3 FY2018 associated with our reorganization and expect to achieve approximately $14 million in annualized savings.

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Outlook Philosophy At the beginning of each fiscal year, we intend to provide an annual outlook in our Q4 shareholder letter issued in November. We expect to update our full year outlook by affirming or adjusting ranges in each quarterly shareholder letter. Consistent with our focus on long-term innovation, growth and profitability, we will not provide quarterly guidance. Our outlook will focus on providing revenue and adjusted EBITDA ranges as these are the metrics we focus on to deliver sustainable, profitable growth. FY 2018 Outlook In keeping with our annual outlook philosophy, we are providing the following guid- ance for full year FY2018, which ends September 29, 2018. FY 2017 FY 2018 Outlook (unaudited, in millions) Actual Low High Revenue $993 $1,109 $1,114 Adjusted EBITDA 56 59 62 Since our inception, one of the primary values that has been essential to our culture and success is ownership—the idea that everyone at Sonos has a stake in our future and should prioritize long-term value over short-term results. Now that we are a pub- lic company, we sincerely appreciate you, our shareholders, joining us in ownership of Sonos as we partner to build a company that empowers people to listen better. We are excited for the journey ahead. Patrick Spence CEO 5

Q&A Conference Call Webcast – 5 p.m. EDT on September 10, 2018 The Company will host a webcast of its conference call and Q&A related to Q3 2018 results on September 10, 2018 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Participants may access the live webcast in listen-only mode on the Sonos investor relations website at investors.sonos.com. An archived webcast of the conference call will also be available at investors.sonos.com following the call. The conference call may also be accessed by dialing (866) 393-4306, with conference ID 6098946. Participants outside the U.S. can dial toll-free (734) 385-2616. Use of Non-GAAP Measures We have provided in this letter financial information that has not been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”). These non-GAAP financial measures are not based on any standardized methodology pre- scribed by U.S. GAAP and are not necessarily comparable to similarly titled mea- sures presented by other companies. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial mea- sures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in these non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial measures provide use- ful information to investors and others in understanding and evaluating our operating re- sults, enhancing the overall understanding of our past performance and future prospects and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Non-GAAP financial measures should not be considered in isolation of, or as an al- ternative to, measures prepared in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their nearest U.S. GAAP financial equivalents provided in the financial statement tables below. We define adjusted EBITDA as net income (loss) adjusted to exclude the impact of depreciation, stock-based compensation expense, interest expense, net, other income (expense), net and provision for (benefit from) income taxes. We define adjusted EBITDA margin as adjusted EBITDA divided by revenue. We do not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because we cannot do so without unrea- sonable effort due to unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, we do so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, which is inherently difficult to predict with reasonable accuracy. Stock- based compensation expense is difficult to estimate because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation ex- pense for the year with reasonable accuracy in the current quarter. As a result, we do not believe that a GAAP reconciliation would provide meaningful supplemental information about our outlook. 6

Forward Looking Statements This letter contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our outlook for the fourth quarter of fiscal 2018 and the fiscal year ending September 29, 2018, long-term focus, financial, growth and business strategies, growth metrics, product launches, direct-to-consumer channel expansion, seasonality, brand awareness ef- forts and other factors affecting variability in our financial results and our expansion into Japan. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to our ability to successfully introduce new products and maintain the success of our existing products; the success of our financial, growth and business strategies; our ability to meet growth targets; the success of our efforts to expand our direct-to-con- sumer channel and improve brand awareness; our expectations of seasonality and other factors variability in our financial results; our ability to manage our international expansion; and the other risk factors set forth under the caption “Risk Factors” in our final prospectus filed pursuant to Rule 424(b)(4) on August 2, 2018, a copy of which is available free of charge at the Securities and Exchange Commission’s website at www.sec.gov or upon request from our investor relations department. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. All forward-looking statements herein reflect our opinions only as of the date of this letter, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new informa- tion or future events. 7

Condensed Consolidated Statements of Operations and Comprehensive Loss (unaudited, in thousands, except share and per share amounts) Three Months Ended Nine Months Ended June 30, July 1, June 30, July 1, 2018 2017 2018 2017 Revenue $ 208,398 $ 223,078 $ 864,069 $ 778,431 Cost of revenue 112,909 115,790 491,037 425,257 Gross profit 95,489 107,288 373,032 353,174 Operating expenses Research and development 35,444 33,347 104,209 90,920 Sales and marketing 60,819 70,074 214,077 207,225 General and administrative 20,860 20,000 63,822 55,031 Total operating expenses 117,123 123,421 382,108 353,176 Operating loss (21,634) (16,133) (9,076) (2) Other income (expense), net Interest expense, net (1,116) (1,185) (3,367) (3,187) Other income (expense), net (3,744) 2,975 (315) 2,047 Total other income (expense), net (4,860) 1,790 (3,682) (1,140) Loss before provision for (benefit from) income taxes (26,494) (14,343) (12,758) (1,142) Provision for (benefit from) income taxes 494 196 1,126 (1,830) Net income (loss) $ (26,988) $ (14,539) $ (13,884) $ 688 Net loss attributable to common stockholders $ (26,988) $ (14,539) $ (13,884) $ — Net loss per share attributable to common stockholders - basic and diluted $ (0.45) $ (0.26) $ (0.23) $ — Weighted-average shares used in computing net loss per share attributable to common stockholders - basic and diluted 60,074,763 56,334,641 59,484,761 55,776,325 Total comprehensive loss Net income (loss) $ (26,988) $ (14,539) $ (13,884) $ 688 Change in foreign currency translation adjustment, net of tax 162 (406) 523 (2,295) Comprehensive loss $ (26,826) $ (14,945) $ (13,361) $ (1,607) Management Note: As of August 31, 2018, there were 100.0 million shares of our com- mon stock outstanding, and 48.7 million shares of our common stock underlying stock options having a weighted-average exercise price of $10.34. 8

Condensed Consolidated Balance Sheets (unaudited, in thousands, except par values) As of June 30, September 30, 2018 2017 Assets Current assets: Cash and cash equivalents $ 124,432 $ 130,595 Restricted cash 191 193 Accounts receivable, net of allowances 53,095 47,363 Inventories 113,411 113,856 Other current assets 13,852 9,462 Total current assets 304,981 301,469 Property and equipment, net 89,600 95,130 Deferred tax assets 982 1,107 Other noncurrent assets 5,782 2,314 Total assets $ 401,345 $ 400,020 Liabilities, redeemable convertible preferred stock and stockholders’ equity Current liabilities: Accounts payable $ 117,222 $ 114,494 Accrued expenses 29,600 57,348 Accrued compensation 27,605 32,007 Deferred revenue 17,248 10,920 Other current liabilities 9,346 8,497 Total current liabilities 201,021 223,266 Long-term debt 39,686 39,600 Deferred revenue 38,546 34,647 Other noncurrent liabilities 10,851 12,139 Total liabilities 290,104 309,652 Commitments and contingencies Redeemable convertible preferred stock, $0.001 par value 90,341 90,341 Stockholders’ equity: Common stock, $0.001 par value 61 59 Treasury stock (11,072) (10,161) Additional paid-in capital 235,444 200,301 Accumulated deficit (201,891) (188,007) Accumulated other comprehensive loss (1,642) (2,165) Total stockholders’ equity 20,900 27 Total liabilities, redeemable convertible preferred stock and stockholders’ equity $ 401,345 $ 400,020 Management Note: In the IPO, which occurred in Q4 FY2018, we raised net proceeds of $90.6 million of primary capital after deducting underwriting fees, which will be reflected on our balance sheet for Q4 FY2018. 9

Condensed Consolidated Statements of Cash Flows (unaudited, in thousands) Nine Months Ended June 30, July 1, 2018 2017 Cash flows from operating activities Net income (loss) $ (13,884) $ 688 Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation 28,647 24,447 Stock-based compensation expense 29,397 26,961 Other 639 493 Deferred income taxes 117 1,593 Foreign currency transaction (gain) loss 301 (2,499) Changes in operating assets and liabilities: Accounts receivable, net (5,659) (6,973) Inventories, net (79) 14,202 Other assets (4,901) 335 Accounts payable and accrued expenses (24,357) (20,702) Accrued compensation (4,237) 554 Deferred revenue 10,342 6,636 Other liabilities (534) 181 Net cash provided by operating activities 15,792 45,916 Cash flows from investing activities Purchases of property and equipment (25,927) (21,073) Net cash used in investing activities (25,927) (21,073) Cash flows from financing activities Proceeds from credit facilities and issuance of debt, net of issuance costs 30,000 14,987 Payments of principal on credit facilities (30,000) — Proceeds from issuance of common stock, net of issuance costs — 10,078 Repurchase of common stock (911) (10,016) Proceeds from exercise of common stock options 5,748 5,421 Payments of offering costs (2,154) — Net cash provided by financing activities 2,683 20,470 Effect of exchange rate changes on cash and cash equivalents 1,289 955 Net increase (decrease) in cash and cash equivalents (6,163) 46,268 Cash and cash equivalents Beginning of period 130,595 74,913 End of period $ 124,432 $ 121,181 Supplemental disclosure Cash paid for interest $ 3,596 $ 3,006 Cash paid for taxes, net of refunds $ 1,251 $ 268 Supplemental disclosure of non-cash investing and financing activities Purchases of property and equipment in accounts payable and accrued expenses $ 7,187 $ 10,732 Deferred offering costs in accounts payable and accrued expenses $ 972 $ — 10

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Non-GAAP Reconciliation
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended	
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
	(in thousands, except percentages)			
Net income (loss)	$ (26,988)	$ (14,539)	$ (13,884)	$ 688
Depreciation	9,760	8,901	28,647	24,447
Stock-based compensation expense	10,333	9,538	29,397	26,961
Interest expense, net	1,116	1,185	3,367	3,187
Other (income) expense, net	3,744	(2,975)	315	(2,047)
Provision for (benefit from) income taxes	494	196	1,126	(1,830)
Adjusted EBITDA	$ (1,541)	$ 2,306	$ 48,968	$ 51,406
Revenue	$ 208,398	$ 223,078	$ 864,069	$ 778,431
Adjusted EBITDA margin	(0.7)%	1.0%	5.7%	6.6%

Management Note: Stock-based compensation and depreciation were $10.3 million and $9.8 million, respectively, for the quarter. Stock-based compensation increased 8.3% compared to Q3 FY2017 due to headcount growth. Depreciation increased 9.7% compared to Q3 FY2017 due to increased capital investments in retail displays and manufacturing-related tooling and production line test equipment associated with new product development activity.

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